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                                                                     EXHIBIT 5.2


                             Conyers Dill & Pearman
                             BARRISTERS & ATTORNEYS

   CLARENDON HOUSE, 2 CHURCH STREET, P.O. BOX HM 666, HAMILTON HM CX, BERMUDA
    TELEPHONE: (441) 295 1422 FACSIMILE: (441) 292 4720 E-MAIL: INFO@CDP.COM
                              INTERNET: WWW.CDP.COM




7 October 2003


Weatherford International Ltd.
515 Post Oak Boulevard
Suite 600
Houston, Texas 77027
U.S.A.

Dear Sirs

WEATHERFORD INTERNATIONAL LTD. (THE "COMPANY")

We have acted as special legal counsel in Bermuda to the Company in connection with its registration statement on Form S-3 (Registration No. 333-100588) filed with the U.S. Securities and Exchange Commission (the "Commission"), the prospectus, dated 28 October, 2002, forming a part of such registration statement and a prospectus supplement dated 2 October 2003 and filed with the Commission on 3 October 2003 (collectively, the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, and the offering by the Company, of an aggregate of US$250,000,000 in principal amount of 4.95% senior notes of the Company due 2013 issued in the form of a global note (the "Note", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

For the purposes of giving this opinion, we have examined the following documents:

(i)      a facsimile copy of the Registration Statement;

(ii) a facsimile copy of an indenture between the Company, Weatherford International, Inc. and Deutsche Bank Trust Company Americas, as trustee (the "Trustee") dated as of 1 October 2003 (the "Indenture", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto); and

(iii)    a facsimile copy of the Note dated 7 October, 2003.


The documents listed in items (ii) through (iii) above are herein sometimes collectively referred to as the "Documents".
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Weatherford International Ltd. - 5.1 opinion
7 October 2003
Page 2


We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Assistant Secretary of the Company on 2 October 2003, extracts from minutes of meetings of its board of directors held on 5 September 2002 and on 3 September 2003 and minutes of a meeting of the Pricing Committee of its board of directors held on 2 October 2003 (collectively, the "Minutes"), an officer's certificate executed by the Senior Vice President of the Company dated 7 October 2003 pursuant to sections 1.3, 1.4, 2.1 and 3.1 of the Indenture, a copy of a letter to the Company from the Bermuda Monetary Authority dated 15 May 2002 granting permission for the issue and transfer of the Company's loan notes, subject to the conditions set out therein, and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the capacity, power and authority of each of the parties to the Documents, other than the Company, to enter into and perform its respective obligations under the Documents, (d) the due execution of the Documents by each of the parties thereto, other than the Company, and the delivery thereof by each of the parties thereto, (e) that the Note will be or has been duly authenticated by the Trustee, (f) the accuracy and completeness of all factual representations made in the Registration Statement and the Documents and other documents reviewed by us, (g) that the resolutions contained in the Minutes remain in full force and effect and have not been rescinded or amended, (h) that the Company is entering into the Documents pursuant to it business of acting as a holding company, (i) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (j) the validity and binding effect under the laws of the State of New York (the "Foreign Laws") of the Documents in accordance with their respective terms, (k) the validity and binding effect under the Foreign Laws of the submission by the Company pursuant to the Indenture to the jurisdiction of any federal or state court located in the Borough of Manhattan in the City of New York (the "Foreign Courts"), (l) that none of the parties to the Documents has carried on or will carry on activities, other than the performance of its obligations under the Documents, which would constitute the carrying on of investment business in or from within Bermuda and that none of the parties to the Documents, other than the Company, will performs its obligations under the Documents in or from within Bermuda.

The obligations of the Company under the Documents (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable


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Weatherford International Ltd. - 5.1 opinion
7 October 2003
Page 3



remedies, may not be available, (d) may not be given effect to by a Bermuda court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

We express no opinion as to the enforceability of any provision of the Documents which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company. In this opinion, "4.95% senior notes of the Company" means "4.95% senior debt of the Company".

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is addressed to the Company solely for the benefit of the Company and for the purpose of the issuance of the Note as described in the Registration Statement and is neither to be transmitted to any other person, or relied upon by any other person or for any other purpose nor quoted nor referred to in any public document nor filed with any governmental agency or person without our prior written consent.

On the basis of and subject to the foregoing, we are of the opinion that:

1. The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2. The Company has taken all corporation action required to authorise its execution, delivery and performance of the Documents. The Documents have been duly executed and delivery by or on behalf of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "Risk Factors" and "Legal Matters" in the prospectus supplement forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

CONYERS DILL & PEARMAN

/s/ CONYERS DILL & PEARMAN